Exhibit 10.64














                             ASSET PURCHASE AGREEMENT

                                    BETWEEN

                              BARBER INDUSTRIES LTD.

                                      and

                               662200 ALBERTA LTD.














                            TABLE OF
                            CONTENTS

  ARTICLE 1               INTERPRETATION

  1.1       Definitions..............................................1
  1.2       Schedules...............................................10
  1.3       Construction............................................11
  1.4       Canadian GAAP...........................................11
  1.5       Entire Agreement........................................12

  ARTICLE 2               PURCHASE AND SALE

  2.1       Purchase and Sale.......................................12
  2.2       Consideration...........................................12
  2.3       Goods and Services Tax..................................12
  2.4       Purchase Price Allocation...............................13
  2.5       Excluded Assets.........................................13

  ARTICLE 3               INTERIM MATTERS

  3.1       General Maintenance.....................................13
  3.2       Restricted Activities...................................14
  3.3       Interim Monitoring......................................15
  3.4       Employee Obligations....................................15
  3.5       Pension and Benefits Plans..............................16
  3.6       Purchaser's Insurance...................................16
  3.7       Facilitation............................................16

  ARTICLE 4               DUE DILIGENCE

  4.1       Access to Assets and Information........................16
  4.2       Deficiencies............................................17
  4.3       Valuation Disputes......................................17
  4.4       Deficiency Adjustment...................................18

  ARTICLE 5               NET WORTH DETERMINATION

  5.1       Net Worth...............................................18
  5.2       Specific Items..........................................19
  5.3       Financial Records.......................................19
  5.4       Closing Net Worth Estimation............................19

  ARTICLE 6               COMPLETION

  6.1       Closing.................................................19
  6.2       Vendor's Deliveries.....................................20
  6.3       Purchaser's Deliveries..................................20
  6.4       Purchaser's Conditions Precedent........................21
  6.5       Vendor's Conditions Precedent...........................23
  6.6       Interim Statement of Adjustments........................23
  6.7       Possession and Risk.....................................24


  6.8      Assumption of Obligations................................24
  6.9      Excluded Obligations.....................................24
  6.10     Vendor's Records.........................................25
  6.11     Lev-O-Matic Trademark....................................25

  ARTICLE 7              REPRESENTATIONS AND WARRANTIES

  7.1      Vendor's Representations.................................25
  7.2      Limitation...............................................30
  7.3      Acknowledged Matters.....................................31
  7.4      Disclosure to Vendor.....................................31
  7.5      Purchaser's Representations..............................31

  ARTICLE 8              LIABILITY AND INDEMNIFICATION

  8.1      Vendor Liability and Indemnification.....................32
  8.2      Purchaser Liability and Indemnification..................32
  8.3      Limitations..............................................33
  8.4      Environmental Liability..................................34
  8.5      Environmental Report.....................................35
  8.6      Environmental Remediation................................35
  8.7      Disputed Responsibility..................................35
  8.8      Environmental Emergency..................................36
  8.9      Elected Responsibility...................................36

  ARTICLE 9              POST-CLOSING ADJUSTMENT PROCEDURE

  9.1      Post-Closing Statement of Adjustments....................36
  9.2      Ongoing Adjustments......................................37
  9.3      Assigned Receivables Adjustment..........................37
  9.4      Late Payment.............................................37

  ARTICLE 10             GENERAL.

  10.1     Consequences of Termination..............................38
  10.2     Confidential Information.................................38
  10.3     Exclusivity..............................................39
  10.4.    Brokers' Fees............................................39
  10.5     Communications...........................................39
  10.6     Public Announcements.....................................40
  10.7     Transaction Expenses.....................................41
  10.8     Assignment...............................................41
  10.9     Enurement................................................41
  10.10    Governing Law............................................41
  10.11    Further Assurances.......................................41
  10.12    Waiver...................................................41
  10.13    Non-Merger...............................................41
  10.14    Counterpart Execution....................................42

                                 - iii -

                                 SCHEDULES

  Schedule "A"   -   Operating Equipment
                       Part I - Owned Equipment
                       Part II - Leased Equipment/Equipment Leases
  Schedule "B"   -   Real Property
                       Part I - Owned Real Property
                       Part II - Leased Property/Real Property Leases
  Schedule "C"   -   Other Material Contracts
                       Part I - Sales and Services Contracts
                       Part II - Agency Agreements
                       Part III - Employment Contracts
                       Part IV - Miscellaneous Material Contracts
  Schedule "D"   -   Employees
                       Part I - Key Employees
                       Part II - Staff Employees
                       Part III - Union Employees
  Schedule "E"   -   Intellectual Property Rights
  Schedule "F"   -   Financial Statements
                       Part I - September 30, 1990, June 30, 1991 and
                              December 31, 1991, 1992, 1993 and 1994
                       Part II - July 31, 1995 (Seven Months)
                       Part III - August, September, October, November and
                                  December, 1995 (Monthly)
  Schedule "G"   -   Pro Forma Net Worth Statement
  Schedule "H"   -   Outstanding Capital Expenditures Obligations
  Schedule "I"   -   Assignable Authorizations
  Schedule "J"   -   Letters of Credit
  Schedule "K"   -   Base Price Allocation
  Schedule "L"   -   Non-Competition Agreement
  Schedule "M"   -   Weatherford Enterra Canada Ltd. Guarantee
  Schedule "N"   -   Acknowledged Matters

                          - iv-

                      ASSET PURCHASE AGREEMENT

         THIS AGREEMENT made as of the 31st day of January, 1996,

BETWEEN:

         BARBER INDUSTRIES LTD., a body corporate having an office in the City of Calgary, in the Province of Alberta
         (the "Vendor")

                                                             OF THE FIRST PART
- and -

         662200 ALBERTA LTD., a body corporate having an office in the City of Calgary, in the Province of Alberta (the "Purchaser")

                                                            OF THE SECOND PART

         WHEREAS the Vendor has agreed to sell and convey, and the Purchaser has agreed to purchase and accept, on the terms and conditions hereinafter set forth, all of the Vendor's right, title, estate and interest in and to the Business Assets, as the same are hereinafter defined;

         NOW THEREFORE, in consideration of the premises and of the respective agreements of the parties hereinafter set forth, the parties agree as follows:

                            ARTICLE 1
                         INTERPRETATION

1.1    Definitions

       In this Agreement, including the premises and the schedules hereto

(a) "Accrued Continuing Employee Obligations" means all employment payment obligations of any nature (including, without limitation, those relating to salary or wages, vacation pay, workers' compensation and other statutory contributions and withholdings, and employer contributions to pension and benefit plans) accruing prior to the Closing Date in respect of Employees that become "continuing employees" within the contemplation of Section 3.4, but does not include any such obligations that have been satisfied by the Vendor by the Closing Date;

(b) "ACEO Adjustment Amount" means (i) the total dollar amount of all Accrued Continuing Employee Obligations that are not taken into account for purposes of determining the Closing Net Worth, less (ii) the total dollar amount of any claims fluctuation reserve credit or other Vendor's credit under the Benefits Plan, and of any Vendor's credit under the Pension Plan, to the extent that the same are not taken into account for purposes of determining the Closing Net Worth;

(c) "Acknowledged Matters" means any of the matters disclosed or referred to in Schedule "N";

(d) "Affiliate Obligations" means the Vendor's debt and other obligations and liabilities to its parent, Enterra Petroleum Equipment Group, Inc., or to any other affiliate of the Vendor, and includes all interest, fee, cost and similar amounts payable by the Vendor in respect thereof;

(e) "Applicable Law" means the mandatorily applicable provisions of any law, statute, regulation, rule, ordinance, order or directive enacted or issued by any governmental or regulatory body or other duly constituted public authority (whether legislative, administrative or executive) having jurisdiction over the Vendor or the Business Assets, and includes, without limitation, the mandatorily applicable provisions of any permit, licence or other governmental or regulatory authorization issued to the Vendor in respect of the Business Assets or any of them;

(f) "Arbiter" means the Calgary office of Ernst & Young, Chartered Accountants, or such other firm of chartered accountants as the parties may agree to retain as an arbiter for purposes of Sections 4.3 and 9.5;

(g) "Assignable Authorizations" means those of the Vendor's licences, permits and other governmental and regulatory authorizations applicable to the Business or the Business Assets that are lawfully assignable to the Purchaser in conjunction with the sale of the Business and the other Business Assets pursuant hereto;

(h) "Assignable Prepaid Items" means the benefit of all prepaid rentals and other expense prepayments or deposits heretofore made by the Vendor in respect of the Business or the Business Assets, to the extent that such benefit is lawfully assignable to the Purchaser in conjunction with the sale of the Business and the other Business
       Assets pursuant hereto;

(i) "Assigned Receivables" means all of the Vendor's trade and other accounts receivable (including, without limitation, accounts for goods, services and benefits provided but not yet invoiced) relating to the Business and remaining outstanding at the time of Closing;

(j) "Assumed Obligations" means the obligations to be assumed by the Purchaser pursuant to Section 6.8;

                                     - 3 -
(k) "Base Price" means the sum of Nine Million, One Hundred and Twenty-Five Thousand U.S. Dollars ($9,125,000 U.S.), converted to Canadian dollars at the noon day exchange rate quoted by the Bank of Canada on the day before Closing;

(l) "Benefits Plan" means the Great-West Life Assurance Company benefits plan currently maintained by the Vendor for the Employees, being the plan established under Great-West Life Assurance Company's Group Policy No. 134376;

(m) "Business" means the wellhead and safety systems manufacturing, sales, installation and service business conducted by the Vendor's Edmonton Manufacturing Division at the manufacturing, distribution, storage, sales and service sites and facilities that form part of the Business Assets, and at such other sites and facilities as are used in conjunction therewith, as conducted or proposed to be conducted by the Vendor on the date hereof and on the Closing Date, and does not include any part of the business of the Vendor's former Harrisburg Woolley Division;

(n) "Business Assets" means the Owned Equipment, the Owned Real Property, the Inventory, the Vendor's rights and interests under the Material Contracts, the Office Assets, the Intellectual Property Rights, the Assignable Authorizations, the Assignable Prepaid Items, the Assigned Receivables, the Vendor's Records and all other property, assets and rights of the Vendor relating to the Business (including, without limitation, goodwill, miscellaneous contractual rights and interests, the Vendor's rights in respect of the Pension Plan and Benefits Plan, any Related Claim Rights, and any property, assets or rights acquired by the Vendor in respect of the Business between the date hereof and Closing, to the extent that such items are lawfully assignable to the Purchaser in conjunction with the sale of the Business and the other Business Assets pursuant hereto), but does not include any Excluded Assets;

(o) "Business Day" means any day of the week except Saturday, Sunday or any statutory holiday in Calgary, Alberta;

(p)    "Closing" has the meaning ascribed thereto in Section 6.1;

(q)    "Closing Date" has the meaning ascribed thereto in Section 6.1;

(r)    "Closing Net Worth" has the meaning ascribed thereto in Section 5.1;

(s) "Closing Payment" means the amount determined by adding (i) the Base Price, (ii) the Closing estimate of the Net Worth Adjustment Amount as determined in accordance with Section S.4 (it being acknowledged that if the Closing estimate of the Net Worth Adjustment Amount is a negative number, its addition shall be equivalent to the subtraction of the absolute value thereof) and (iii) the amount of any GST that may be payable in connection with the purchase and sale of the Business Assets, and by subtracting from the total thereof (iv) the Closing estimate

       of the ACEO Adjustment Amount as determined in accordance with Section
       6.6 (it being acknowledged that if the Closing estimate of the ACEO Adjustment Amount is a negative number, its subtraction shall be equivalent to the addition of the absolute value thereof), and (v) the Deficiency Adjustment Amount, if any.

(t)    "Deficiency Adjustment Amount" has the meaning ascribed thereto in
       Section 4.4;

(u) "Employees" means the individuals listed in Schedule "D", being the individuals (other than Reginald Worsley) who are presently employed by the Vendor in respect of the Business;

(v) "Employment Contracts" means the Union Contract and all written employment contracts between the Vendor and any Key Employee or Staff Employee;

(w) "ENSR Report" means the environmental due diligence report prepared for the Purchaser by ENSR Consulting and Engineering, dated November, 1995 and entitled Environmental Due Diligence Examination of Barber Industries Ltd.

(x)    "Environmental Deficiency" means:

       (i) any release (whether by way of spilling, leaking, seeping,pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping), prior to the Closing Date, of any substance or material in respect of which Environmental Law imposes liability or a standard of conduct (including, without limitation, crude oil and derivatives thereof, asbestos and asbestos-containing materials, polychlorinated biphenyls, and other toxic, corrosive or hazardous chemicals, pollutants, contaminants and waste materials) on, in, at or under any Owned Real Property or other real property leased or used by the Vendor in the Business, or

       (ii) any other violation of Environmental Law occurring prior to the Closing Date and affecting any Owned Real Property or other real property leased or used by the Vendor in the Business, that has
             not been remedied as required by Environmental Law    (

(y) "Environmental Law" means any past or present Applicable Law relating to pollution or protection of the environment,persons or the public welfare from environmental detriment, including, without limitation, that relating to:

      (i) actual or potential exposure (or the effects of exposure) to any actual or potential release (whether by way of spilling, leaking, seeping, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of, or

      (ii) the manufacture, processing, production, gathering, transportation, use, treatment, storage or disposal of, any toxic, corrosive or hazardous chemicals, pollutants, contaminants, waste products or other substances or materials of any nature (including, without limitation, crude oil and derivatives thereof, asbestos and asbestos-containing materials, and polychlorinated biphenyls), but does not include any such law the primary focus of which is worker safety or workplace conditions;

(z) "Equipment Leases" means the lease and rental agreements in respect of Operating Equipment that is presently leased or rented by the Vendor, being the lease and rental agreements described in Part II of Schedule "A";

(aa) "Escrow Agreement" means the form of Escrow Agreement attached as Schedule "M";

(bb) "Excluded Assets" means (i) all cash, bank deposits and accounts, deposit certificates and similar cash equivalent deposits, investments or accounts of the Vendor, together with the right to any interest accrued on any thereof, (ii) all income tax and GST credits, rebates, refunds and other payments and benefits to which the Vendor is now or hereafter entitled, (iii) any prepaid rentals or other expense prepayments or deposits, any licences, permits or other governmental and regulatory authorizations, and any other rights in the nature of a chose in action, that by their terms or nature cannot be lawfully assigned to the Purchaser by the Vendor pursuant to this Agreement, (iv) any Inventory, equipment or materials disposed of by the Vendor between the date hereof and the Closing Date in accordance with the provisions of Section 3.2,
      (v) any claims or causes of action accruing in favour of the Vendor prior to the Closing Date, other than Related Claim Rights, and (vi) all taxpayer and other identification numbers, corporate records and similar items personal to the Vendor and not relating exclusively to the Business Assets or the Assumed Obligations;

(cc) "Excluded Obligations" means any liability or obligation on the part of the Vendor in respect of (i) income taxes, capital taxes or GST, or any other Taxes not taken into account in calculating the Closing Net Worth (other than the prorated post-Closing portion of any property or similar Taxes that are for any reason not taken into account in calculating the Closing Net Worth), (ii) Affiliate Obligations, (iii) any subsisting indebtedness not specifically included in the Assumed Obligations, (iv) Reginald Worsley or any Employee who rejects an offer of employment made by the Purchaser in accordance with Section 3.4,
      (v) any payment recovery rights (other than those in respect of salary or wages, vacation pay, Pension Plan or Benefits Plan recoveries or entitlements, or agreements or commitments made by or on behalf of the Purchaser) arising on employment termination in favour of any Employee who accepts an offer of employment made by the Purchaser in accordance with Section 3.4, and within one year of the Closing Date voluntarily terminates his or her employment with

      the Purchaser under circumstances in which he or she is not entitled to rightfully claim wrongful constructive dismissal from such employment,
      (vi) Environmental Deficiencies, (vii) any subsisting retiree medical benefits due to Reginald Worsley or any Employee or former employee of the Vendor, (viii) the Vendor's former Harrisburg Woolley Division,
      (ix) any injury, loss or damage suffered by, or any claim asserted by, any third party in respect of any deficiency in or problem with any product manufactured by the Vendor prior to the Closing Date and shipped on or before December 31, 1996 (unless shipped by the Purchaser with the knowledge of the existence of such deficiency or problem, or unless and to the extent such deficiency or problem is attributable to, or exacerbated by, any act or omission on the part of the Purchaser or any person acting for it or on its behalf), and (x) any injury, loss or damage suffered by, or any claim asserted by, any person in respect of any act or omission on the part of the Vendor or any person acting for it or on its behalf (including, without limitation, any breach of any agreement by the Vendor) occurring at any time prior to the Closing Date, other than an act or omission giving rise to a deficiency or problem of the kind for which the Purchaser is to assume the risk pursuant to subsection 6.8(e);

(dd) "Financial Statements" means (i) the unaudited September 30, 1990, June 30, 1991 and December 31, 1991, 1992, 1993 and 1994 financial statements of the Business comprising Part I of Schedule "F", (ii) the unaudited July 31, 1995 balance sheet and seven month income statement of the Business comprising Part II of Schedule "F", and (iii) the unaudited August, September, October, November and December, 1995 monthly income statements and month-end balance sheets comprising Part III of Schedule "F";

(ee) "GAAP" means generally accepted Canadian accounting principles applicable at the relevant time of consideration;

(ff) "GST" means the goods and services tax provided for in the Excise Tax Act (Canada);

(gg) "Intellectual Property" means all (i) inventions and improvements thereto (whether patentable or not), and all patents, patent applications and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof,
      (ii) trademarks, trade names and corporate names and applications, registrations and renewals related thereto, (iii) copyrightable works, copyrights, and applications, registrations, and renewals related thereto, (iv) trade secrets and confidential business information, (v) computer software (including data and related documentation), and (vi) other intellectual property rights of any nature;

(hh) "Intellectual Property Rights" means the Vendor's Intellectual Property rights and interests related to the Business;


(ii) "Inventory" means the Vendor's raw materials, supplies, spare parts, components, work-in-progress, finished goods and other inventory items related to the Business, wherever located;

(jj)  "Key Employees" means the persons listed in Part 1 of Schedule "D";

(kk) "Material Contracts" means the Equipment Leases, the Real Property Leases, the Employment Contracts and any other contracts that are related to the Business, and

      (i) pursuant to which the Vendor is or will be required to make or entitled to receive payments of, or to provide goods or services having a value to the Vendor of, $30,000 or more, taking into account any extensions, amendments or elections which could be effected without the consent of the Vendor, or

      (ii) the loss of which could reasonably be expected to adversely affect the value of the Business or the operation or value of the Business Assets or any of them in a material way;

(ll) "Material Deficiency" means any deficiency, defect or problem in or with any of the Business Assets that (i) adversely affects the value of such Asset by more than $5,000, and (ii) is not dealt with by way of an adjustment to the Closing Net Worth in accordance with the principles set forth in Article 5, but does not include any political, economic or other factors or developments of any nature having an effect generally on businesses of the nature of the Business, or assets of the nature of the Business Assets;

(mm)  "Net Worth Adjustment Amount" means the difference obtained by subtracting
      (i) Ten Million, Five Hundred and Twenty-Four Thousand Dollars ($10,524,000) from (ii) the Closing Net Worth;

(nn) "Office Assets" means all of the office equipment, computers, furnishings, fixtures and supplies used by the Vendor in the Business;

(oo) "Operating Equipment" means the vehicles, machinery, tools and equipment listed in Schedule "A", and includes all of the component and ancillary equipment and materials associated therewith, whether or not specifically listed in Schedule "A";

(pp) "Outstanding Capital Expenditure Obligations" means the Vendor's outstanding payment obligations as tat September 30, 1995 in respect of equipment and technology on order or acquired subject to deferred payment arrangements, as more particularly set forth in Schedule "H";

(qq) "Owned Equipment" means the Operating Equipment listed in Part I of Schedule "A";

(rr) "Owned Real Property" means the Real Property listed in Part I of Schedule "B";

(ss) "Pension Plan" means the pension plan for the Vendor's employees as implemented by the plan document entitled The Barber Industries Ltd. Pension Plan (consolidated to April 1, 1992);

(tt)  "Permitted Encumbrances" means:

      (i)    the encumbrances and restrictions identified in the Schedules,

      (ii) the terms and conditions of the Material Contracts and the Assignable Authorizations,

      (iii) easements, rights of way, servitudes and similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables,

      (iv) the right reserved to or vested in any government or other public authority by the terms of any lease, licence, franchise, grant or permit forming part of the Business Assets, or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof,

      (v) rights reserved to or vested in any governmental authority to control or regulate any of the Business Assets in any manner, and all applicable laws, rules and orders of governmental authorities,

      (vi) liens incurred or created as security in favour of a person conducting the development or operation of any of the Business Assets, for the Vendor's proportionate share of the costs and expenses of such development or operation, but only insofar as such liens relate to costs and expenses for which payment is not due,

      (vii) the reservations, limitations, provisos and conditions in any original grant from the Crown of any of the Real Property or interests therein, and statutory exceptions to title,

      (viii) liens for taxes, assessments or governmental charges which are not due, or the validity of which is being contested in good faith by the Vendor,

      (ix) mechanics', builders' or materialmen's liens in respect of services rendered or goods supplied, but only insofar as such liens relate to goods or services for which payment is not due,


      (x) liens incurred, created or granted in the ordinary course of business to a public utility, municipality or governmental authority in connection with operations conducted with respect to the Business Assets, but only insofar as such liens relate to costs and expenses for which payment is not due, and

      (xi) security granted in the ordinary course of business to a public utility or governmental authority where required by such utility or authority in connection with operations relating to the Business Assets;

(uu) "Pro Forma Net Worth Statement" means the September 30, 1995 Pro Forma Balance Sheet attached as Schedule "G";

(vv)  "Purchase Price" has the meaning ascribed thereto in Section 2.2;

(ww) "Real Property" means the real property described in Schedule "B", and includes all buildings, structures, improvements, fixtures and appurtenances affixed thereto or forming part thereof;

(xx) "Related Claim Right" means any right that the Vendor may now or hereafter have to maintain a cause of action against any non-affiliated third party for any act, omission or event occurring either before or after the Closing Date and resulting in any damage, loss or cost to the Purchaser as a result of any damage to or loss of any of the Business Assets, but does not include any such right:

      (i) relating to any act, omission or event the occurrence, existence or non-disclosure of which renders the Vendor directly liable to the Purchaser, whether under this Agreement or otherwise, or

      (ii) that might be raised in counterclaim or set-off against any claim or cause of action being asserted or threatened against the Vendor;

      provided, however, that the exclusion of rights relating to the matters contemplated by clause (i) shall not be construed as limiting the Purchaser's right to indemnification hereunder;

(yy) "Real Property Leases" means the lease and rental agreements in respect of Real Property that is presently leased or rented by the Vendor, being the lease and rental agreements described in Part II of Schedule "B";

(zz) "Staff Employees" means the persons whose names are listed in Part II of Schedule "D";

(aaa) "Taxes" means any federal, provincial or municipal taxes or duties, levies, fees or assessments in the nature of taxes (including, without limitation, income taxes, capital taxes, windfall profits taxes, GST, sales taxes, property taxes, social

      security taxes, stamp taxes, value added taxes, use taxes, excise taxes, customs duties and fuel taxes), and includes any interest, penalty or other additional obligation associated therewith;

(bbb) "Union Contract" means the Collective Agreement made as of February 1, 1993 between Barber Industries (Edmonton Division) and the Glass, Molders, Pottery, Plastics & Allied Workers International Union, Local 371, A.F.L., C.I.O., C.L.C.; and

(ccc) "Vendor's Records" means all of the Vendor's books, records, accounts, files, software and other documentary and computer information, data and materials of any nature relating to the Business or the Business Assets.

1.2          Schedules

The following schedules are annexed to this Agreement and form a part hereof:

Schedule "A"    -     Operating Equipment
                           Part I   -     Owned Equipment
                           Part II  -     Leased Equipment/Equipment Leases
Schedule "B"    -     Real Property
                           Part I   -     Owned Real Property
                           Part II  -     Leased Property/Real Property Leases
Schedule "C"    -     Other Material Contracts
                           Part I   -     Sales and Services Contracts
                           Part II  -     Agency Agreements
                           Part III -     Employment Contracts
                           Part IV  -     Miscellaneous Material Contracts
Schedule "D"    -     Employees
                           Part I   -     Key Employees
                           Part II  -     Staff Employees
                           Part III -     Union Employees
Schedule "E"    -     Intellectual Property Rights
Schedule "F"    -     Financial Statements
                           Part I   -     September 30, 1990, June 30, 1991
                                          and December 31, 1991, 1992, 1993
                                          and 1994
                           Part II  -     July 31, 1995 (Seven Months)
                           Part III -     August, September, October
                                          November and December, 1995
                                          (Monthly)
Schedule "G"    -     Pro Forma Net Worth Statement
Schedule "H"    -     Outstanding Capital Expenditures Obligations
Schedule "I"    -     Assignable Authorizations
Schedule "J"    -     Letters of Credit
Schedule "K"    -     Base Price Allocation

Schedule "L"    -     Non-Competition Agreement
Schedule "M"    -     Weatherford Enterra Canada Ltd. Guarantee
Schedule "N"    -     Acknowledged Matters

1.3                 Construction

                      In this Agreement, unless otherwise expressly stated:

             (a) references to a "party" or "parties" are references to a party or parties to this
                     Agreement, and references to "herein",
                     "hereby", "hereunder", "hereof" and similar expressions are references to this
                     Agreement and not to any particular section, subsection or schedule;

             (b)    references to an "Article", "Section",
                    "subsection", "clause" or "Schedule" are references to an Article, Section, subsection, clause or Schedule of or to this Agreement;

             (c)    references to dollar amounts are
                    references to Canadian dollar amounts;

             (d)    the phrase "to the best of the Vendor's
                    knowledge" and similar phrases and
                    references mean to the best of the
                    actual and conscious knowledge of the Key
                    Employees, having made reasonable
                    inquiry;

             (e)    words importing the singular shall
                    include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

             (f)    for purposes of Section 7.1, the term
                    "material", when used to describe an
                    occurrence or circumstance giving rise
                    to liability, loss, damage or an obligation to expend monies, shall mean any such occurrence or circumstance for which the liability, loss, damage or expenditure obligation associated therewith exceeds $30,000;

            (g) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;
                    and

            (h)    time is of the essence.

1.4         Canadian GAAP

            Except as otherwise expressly provided
herein, all determinations and assessments reliant on the application of accounting principles shall be made on a basis consistent with GAAP.


          Entire Agreement

          This Agreement and the Confidentiality Letter dated August 28, 1995 between NEWFLO Corporation, on behalf of itself and the Purchaser, and Enterra Corporation, on behalf of the Vendor, together express and constitute the entire agreement between the parties with respect to the purchase and sale of the Business Assets, and supersede any previous agreements or understandings with respect to the purchase and sale of the Business Assets (including, without limitation, the October 12, 1995 letter of intent from NEWFLO Corporation to Enterra Petroleum Equipment Group). This Agreement may be amended only by written instrument executed by both the Vendor and the Purchaser.


                    ARTICLE 2
                PURCHASE AND SALE

2.1       Purchase and Sale

          The Vendor hereby agrees to sell and convey the Business Assets to the Purchaser, and the Purchaser hereby agrees to purchase and accept the Business Assets from the Vendor, all on the terms and conditions set forth in this Agreement.

2.2       Consideration

          As consideration for the sale and conveyance of the Business Assets to the Purchaser, the Purchaser shall:

           (a)             pay to the Vendor a purchase
                           price (the "Purchase Price") equal to the amount determined by adding (i) the
                           Base Price and (ii) the Net Worth Adjustment
                           Amount (it being acknowledged
                           that if the Net Worth Adjustment Amount is a negative number, its addition shall be equivalent to the subtraction of the absolute value thereof), and by subtracting from the total thereof (i) the ACEO Adjustment Amount (it being acknowledged that if the -ACEO Adjustment Amount is a negative number, its subtraction shall be equivalent to the addition of the absolute value thereof), (ii) the
                           Deficiency Adjustment Amount, if any, and (iii) the amount of any Assigned Receivables adjustment required pursuant to Section 9.3; and

           (b)             assume full and several
                           responsibility and liability for the due satisfaction of the Assumed Obligations.

2.3        Goods and Services Tax

          The parties acknowledge that the Purchase Price is exclusive of any GST that may be payable by the Purchaser pursuant to the Excise Tax Act (Canada) (the "Act") in respect of the purchase of the Business Assets, but also acknowledge that no GST should be payable in respect of such purchase by virtue of the provisions of subsection 167(1.1) of the Act. In connection therewith:


           (a)             the Purchaser represents and
                           covenants to the Vendor that it is now, and will until completion of Closing continue to be, a registrant under the Act, and that its GST registration number is R886457753;

           (b)             the Vendor represents and
                           covenants to the Purchaser that it is now, and will until completion of Closing continue to be, a registrant under the Act, and that its GST registration number is R130511827; and

           (c)             the parties shall at Closing
                           prepare and jointly execute the election prescribed by subsection 167(1) of the Act, and upon completion of Closing the Purchaser shall file such election in the manner and within the time prescribed therefor.

2.4        Purchase Price Allocation

           The parties acknowledge and agree that the Base Price has been allocated among the various categories of property comprising the Business Assets in the manner set forth in Schedule "K", and that such allocation of the Base Price is reasonable and bona fide. Once the Purchase Price has ultimately been determined, the Purchaser shall adjust the allocation set forth in Schedule "K" to reflect the adjustments contemplated by the Net Worth Adjustment Amount, the ACEO Adjustment Amount, the Deficiency Adjustment Amount, if any, and Section 9.3. The Purchaser's determination of such allocation adjustment shall be reasonable and bona fide, and in compliance with both Applicable Law and the allocation principles reflected in Schedule "K". Provided that the Purchaser complies with its obligations in this respect, the Base Price allocation as so adjusted shall be the agreed Purchase Price allocation. All income tax returns and reports filed by the parties in respect of their respective taxation years in which Closing occurs shall reflect such allocation of the Purchase Price, and neither party shall take any position inconsistent therewith in any Tax filing or matter.

2.5      Excluded Assets

         The Purchaser acknowledges that the purchase and sale contemplated hereby does not include the shares of Barber Industries, Inc., any accounts receivable or other remaining assets of the Vendor's former Harrisburg Woolley
Division, or any Excluded Assets.

                         ARTICLE 3
                       INTERIM MATTERS

3.1      General Maintenance

         Throughout the period from the
date hereof to the completion of Closing the Vendor shall:

            (a)            maintain its corporate existence
                           and good standing under the laws of the Province of Alberta;

                               - 14


            (b)            maintain its relations with its
                           employees and all material suppliers and customers, conduct the Business in a proper, prudent and lawful manner, in keeping with its current practices, and use all reasonable efforts to preserve the goodwill associated with the Business;

            (c)            pay all expenses and other
                           amounts payable by it in a timely manner, and observe, perform and comply in all material respects with all material covenants, agreements and obligations under the Material Contracts, except as otherwise provided in Section 3.2;

            (d)            comply in all material respects
     with all laws, regulations, ordinances, orders and
                            decrees applicable to the
     Business and the Business Assets;

             (e)           use, operate and maintain the
Operating Equipment, the Real Property, the Office
                            Assets, the Inventory and all
other tangible Assets in a proper, prudent and lawful
                            manner, in keeping with its
current practices;

             (f)            continue to maintain insurance
coverage on its operations and the Business Assets
                             in accordance with its current
practices; and

             (g)           maintain the Vendor's Records.

3.2                        Restricted Activities

                             Throughout the period from the
date hereof to the completion of Closing the Vendor shall not, without the prior consent of the
Purchaser:

             (a)            enter into or engage in any new
transaction or activity outside of the ordinary
                             course of the Business;

             (b)            sell, trade, abandon, mortgage,
charge or otherwise dispose of or encumber any
                             of the Business Assets, other
than (i) tools, implements, appliances, equipment,
                             machinery and like items that
have become worn out, unserviceable, obsolete,
                             unsuitable or unnecessary in
the operation of the Business, that are disposed of in
                             the ordinary course of
business, and that have a market value of less than $30,000
                             in the aggregate, and (ii)
Inventory sold or otherwise disposed of in the ordinary
                             course of business;

             (c)            place orders for, purchase or
otherwise acquire any new property or assets of any
                             kind, other than (i) the
equipment and technology on order or acquired in
                             connection with the Outstanding
Capital Expenditure Obligations, (ii) Inventory
                             acquired in the ordinary course
of business, and (iii) tools, implements, appliances,
                             equipment, machinery and like
items acquired in the ordinary course of business
                             and having a value of less than
$30,000 in the aggregate;

             (d)          incur any indebtedness, obligation
or liability of any nature in respect of the
                           Business, other than accounts
payable and bank overdraft obligations incurred in
                           the ordinary course of the
Business;

             (e)          terminate, surrender or amend any
of the Material Contracts in any material manner;

             (f)          forgive or otherwise do any thing
that adversely affects the value or recoverability
                           of any of the Assigned
Receivables;

             (g)          introduce any material new method
of conducting the Business or using or
                           operating any of the Business
Assets;

             (h)         Defer the payment of any accounts
payable related to the Business beyond the
                           payment deferral periods
considered part of the normal course of business; or

             (i)          increase the compensation of any
Employee or otherwise change the terms of any
                           Employment Contract in any way
adverse to the Purchaser.


3.3                      Interim Monitoring

         Throughout the period from the date hereof to the completion of Closing the Purchaser shall be entitled to monitor the activities and affairs of the Vendor and the operation, management and administration of the Business and the Business Assets, and the Vendor shall ensure that the Purchaser is kept apprised of all material developments and decisions relating to the Business and the Business Assets.

3.4                      Employee Obligations

         The Purchaser shall offer each of the Employees an employment position with the Purchaser, commencing on completion of the purchase and sale of the Business Assets pursuant hereto. The responsibilities, remuneration and benefits to be offered to each Employee shall be substantially the same as those presently enjoyed by such person in his or her employment with the Vendor, including, without limitation, recognition of a length of employment service with the Purchaser equal to the length of employment service that such person has with the Vendor. The Employees who accept the Purchaser's offer of employment shall be considered to be "continuing employees", and the Purchaser shall assume full responsibility for both:

             (a)          all Accrued Continuing Employee
Obligations; and

             (b) all employment obligations of any nature (including, without limitation, those relating to salary or wages,
    vacation pay, workers' compensation and other
                           statutory contributions and
    withholdings, and employer contributions to pension
                           and benefit plans, and those
    relating to any termination of employment on any
                           basis or for any reason) accruing
    on or after the Closing Date in respect of such Employees.

If any Employee rejects the Purchaser's offer of employment, the Vendor shall remain responsible for all employment obligations of any nature relating to such Employee (including, without limitation, any obligation to pay any Pension Plan, Benefits Plan or other severance settlement amount on termination of the employment of such Employee), and the Purchaser shall assume no responsibility therefor. The Purchaser shall not be prevented hereby from changing the job responsibilities and other employment terms of the "continuing employees" following Closing, but the Purchaser shall be responsible for all obligations and liabilities associated therewith, and the Vendor shall have no responsibility therefor.

3.5                      Pension and Benefits Plans

         The parties shall use all reasonable efforts to arrange for the Purchaser to be permitted to assume the Vendor's position under the Pension Plan and the Benefits Plan upon completion of Closing, and shall do all things reasonably required to ensure that the Purchaser assumes the Vendor's position under the Pension Plan and the Benefits Plan upon completion of Closing.

3.6                      Purchaser's Insurance

         By the Closing Date the Purchaser shall obtain policies of insurance providing the Purchaser with business insurance coverage (including, without limitation, products liability, property and comprehensive general liability) in accordance with industry and business practices followed by owners of businesses in the nature of the Business. Such policies of insurance shall be maintained in full force and effect by the Purchaser for a period of at least one year following the Closing Date.

3.7                      Facilitation

         Each of the parties shall proceed reasonably, diligently and in good faith to facilitate or secure the satisfaction of the conditions precedent set forth in Sections 6.4 and 6.5, to the extent that the same is within its reasonable control, and otherwise to perform and satisfy its covenants, agreements and obligations hereunder with a view to completing the purchase and sale of the Business Assets at the time and in the manner provided herein; provided, however, that nothing in this Section 3.7 shall affect the right of any party to exercise its discretion as to whether any such conditions precedent in its favour have been satisfied or complied with.

ARTICLE 4
DUE DILIGENCE

4.1                      Access to Assets and Information

                           Throughout the period from the
date hereof to the completion of Closing the Vendor shall:


             (a)          at reasonable times and upon
    reasonable notice, provide the Purchaser and its
                           agents with access to all of the
    Business Assets, including the Vendor's Records,
                           in order that the Purchaser might
    conduct such examinations and investigations as
                           it considers appropriate in
    conjunction with the purchase and sale contemplated
                           hereby; and

             (b)          cause all of its officers,
employees, consultants and advisors to cooperate with the
                           Purchaser in the conduct of its
examinations and investigations.

4.2                      Deficiencies

         If as a result of the Purchaser's due diligence investigations or otherwise the Purchaser becomes aware of any Material Deficiencies or other deficiencies affecting any of the Business Assets, the Purchaser may provide the Vendor with written notice of any such deficiencies, in which case the Vendor shall use reasonable efforts to remedy such deficiencies to the reasonable satisfaction of the Purchaser prior to the Closing Date. In order to maximize the time available to remedy such deficiencies, the Purchaser shall endeavour to notify the Vendor of such deficiencies on an ongoing basis, as soon as reasonably practicable after becoming aware of the same. If any such deficiencies are, in the Purchaser's reasonable and bona fide opinion, Material Deficiencies, the Purchaser shall in a timely manner, and in any event by no later than 4:00 p.m. Calgary time on Tuesday, January 30, 1996, provide the Vendor with its reasonable and bona fide assessment of the dollar amount by which each such Material Deficiency reduces the value of the particular Business Asset or Business Assets to which it relates.

4.3                      Valuation Disputes

         If the Vendor is of the opinion that the value reduction amount attributed to any particular Material Deficiency by the Purchaser pursuant to Section 4.2 is unreasonably high, it shall have a period of two Business Days in which to provide the Purchaser with a notice to such effect, setting forth the Vendor's bona fide assessment of the dollar amount by which each such Material Deficiency reduces the value of the Business or the particular Business Asset or Business Assets to which it relates. If the Vendor provides the Purchaser with such a dispute notice within the stated time, and if the parties are unable to agree upon a mutually acceptable value reduction amount for the subject Material Deficiency within two Business Days of the date of delivery of such notice, or by the Closing Date, whichever is earlier, the matter shall be referred to the Arbiter, who shall be instructed to determine the proper value reduction amount having regard to the effect of the subject Material Deficiency on the particular Business Asset or Business Assets to which it relates, and whose decision shall be final and binding on the parties. If any value reduction amount determined by the Arbiter in accordance with the provisions of this Section 4.3 is lower than the Purchaser's suggested value reduction amount for the particular Material Deficiency, and is closer to the Vendor's suggested value reduction amount than the Purchaser's suggested value reduction amount, the Purchaser shall bear the cost of having the particular value reduction amount determination made by the Arbiter. Otherwise the Vendor shall bear such cost. If the Arbiter does not render his decision prior to the Closing Date, the Closing Date shall be postponed in accordance with Section 6.1, provided that nothing in this
Section 4.3 shall compel a party to complete the Closing if any of the conditions precedent in such party's
favour in Section 6.4 or Section 6.5, as the case may be, have not been satisfied as of any such new Closing Date.

4.4                      Deficiency Adjustment

          In the event that any Material Deficiencies identified by the Purchaser pursuant to Section 4.2 remain outstanding at Closing, and the aggregate amount of the value reduction amounts attributed to such Material
Deficiencies pursuant to either Section 4.2 or Section 4.3, as applicable, exceeds $50,000, the Purchaser shall be entitled to a deficiency adjustment equal to such aggregate amount (the "Deficiency Adjustment Amount"). If the
Deficiency Adjustment Amount exceeds 10% of the Base Price, either party may terminate this Agreement by written notice given to the other party on or before the Closing Date.

                        ARTICLE 5
                 NET WORTH DETERMINATION

5.1                      Net Worth

          For the purposes of this Agreement the book net worth of the Business and the Business Assets at the time of Closing (the "Closing Net Worth") shall be the dollar amount by which:

             (a) the total value of the Business Assets, determined as at the Closing Date in accordance with the same
accounting principles and practices as were utilized in
                            the preparation of the Pro Forma
Net Worth Statement;

exceeds

             (b)           the total value of the Assumed
     Obligations, determined as at the Closing Date
                            in accordance with the same
     accounting principles and practices as were utilized in
                            the preparation of the Pro Forma
     Net Worth Statement;

provided, however, that if any of the accounting principles or practices utilized in the preparation of the Pro Forma Net Worth Statement is inconsistent with either Section 5.2 or current GAAP (including, without limitation, current GAAP requirements with respect to calculations and the reflection of such reserves, accruals and adjustments as are required to be reflected in year-end balance sheets), such principle or practice shall for purposes of determining the Closing Net Worth be modified to the extent necessary to make it comply with Section 5.2 and current GAAP. The accounting principles and practices utilized in the preparation of the Pro Forma Net Worth Statement, as modified to give effect to any application of the preceding proviso, shall for purposes of this Article 5 be referred to as the "Established Principles".

5.2                      Specific Items

         The parties acknowledge and agree that,
irrespective of the treatment of such items in the Pro Forma
Net Worth Statement, for purposes of determining the Closing
Net Worth:

             (a)          no Excluded Assets or other assets
not forming part of the Business Assets shall
                           be taken into account;

             (b)          no Excluded Obligations or other
    liabilities or obligations remaining the
                           responsibility of the Vendor
    shall be taken into account; and

             (c)          all property taxes, rentals,
licence and registration fees and similar expenses of the
                           Business payable with reference
to a period of time overlapping the Closing Date
                           shall be allocated pro rata on a
per diem basis between the portions of such period
                           preceding and following the
Closing Date, with any post-Closing allocation
                           amounts that have been paid by
Closing to be taken into account as assets, and
                           with any pre-Closing allocation
amounts that have not been paid by Closing to be
                           taken into account as
liabilities.

5.3                      Financial Records

         The Vendor maintains financial records and books of account (collectively, the "Financial Records") in respect of the various account items to be taken into account for purposes of calculating the Closing Net Worth. The parties acknowledge that the Financial Records are intended to reflect the Established Principles, and that the Financial Records shall be used as the basis for determining the Closing Net Worth.

5.4                       Closing Net Worth Estimation

          The parties acknowledge that, because the conduct of the Business will be ongoing throughout the period between the date hereof and Closing, the Closing Net Worth will not be capable of precise determination until some time following Closing. The parties shall accordingly use the best reasonable estimate of the Closing Net Worth available from the Financial Records as they stood on December 31, 1995 to determine a Closing estimate of the Net Worth Adjustment Amount, shall use such estimate to determine the Closing Payment, and shall adjust for any retrospectively discovered variances in the manner provided in Article 9.

ARTICLE 6
COMPLETION

6.1                       Closing

          The closing of the purchase and sale contemplated hereby ("Closing") shall take place at the offices of the Vendor's Solicitors at 3700 Canterra Tower, 400 - Avenue
S.W., Calgary, Alberta, at 10:00 a.m. Calgary time on
Wednesday, January 31, 1996 (the "Closing


Date"), or at such other place and time, or on such other
Closing Date, as may be mutually
agreed upon in writing; provided however, that if on the Closing Date a dispute is being arbitrated pursuant to Section 4.3, the Closing Date shall be postponed to the first Business Day following the day on which a final decision is rendered in respect of such dispute.

6.2                      Vendor's Deliveries

                           At Closing the Vendor shall
deliver or cause to be delivered to the Purchaser:

             (a) all such transfers, conveyances, assignments, novation agreements, notices and other documents and instruments
as the Purchaser may reasonably request for the
                           purpose of effecting the sale and
conveyance of the Business Assets to it in
                           accordance with the terms of this
Agreement, all duly executed by the Vendor;

             (b)          an execution original of the form
of Non-Competition Agreement attached as
                           Schedule "L", duly executed by
the Vendor and Weatherford Enterra Canada Ltd.;

             (c)          the certificate contemplated by
subsection 6.4(c);

             (d)          the written consent and
undertaking contemplated by subsection 6.4(f);

             (e)           copies of all such consents and
approvals contemplated by subsection 6.4(g) as
                            have been received by the Vendor
by Closing;

             (f)           the election contemplated by
subsection 2.3(c); and

             (g)          an execution original of the form
    of Guarantee attached as Schedule "M", duly
                           executed by Weatherford Enterra
    Canada Ltd.;

6.3                      Purchaser's Deliveries

                          At Closing the Purchaser shall
deliver or cause to be delivered to the Vendor:

             (a)         executed originals of each of the
documents contemplated by subsection 6.2(a) that
                           are to be executed by the
Purchaser;

             (b)          the election contemplated by
subsection 2.3(c);

             (c)          confirmation of the obtainment of
the policies of insurance contemplated by
                           Section 3.6; and

             (d)          replacement letters of credit, in
form and substance satisfactory to the Vendor,
                            suitable to replace the letters
of credit previously provided by the Vendor to its
                            suppliers and other Business
creditors, as set forth in Schedule "J";

and shall pay the Closing Payment by wire transferring it
(in U.S. funds) to the following account of the Vendor's
Solicitors:

                         Toronto-Dominion Bank
                         Calgary Place Branch
                         340 - 5th Avenue S.W.
                         Calgary, Alberta T2P OL3

                         Account Name: Macleod Dixon Trust
Account
                         Account no. 0805-730-1780
                         Transit no. 80609-004

6.4                      Purchaser's Conditions Precedent

         The following shall be conditions precedent to the Purchaser's obligation to complete the purchase contemplated by this Agreement:

             (a)         the Vendor shall between the date
    hereof and the Closing Date have complied in all material
                          respects with its covenants under
    Articles 3, 4 and 5 and Section 6.2;

             (b)         the Purchaser shall not by the
Closing Date have become aware of any fact or matter indicating that the Business Assets are
subject to any material deficiency or problem of which the Purchaser is not presently aware, and an
adjustment for which cannot be made pursuant to either
Article 4 or
                           Article 5;

             (c)          the Vendor's representations and
    warranties contained in Section 7.1 shall be true and correct as at the Closing Date, and the Vendor
    shall on the Closing Date have delivered to the Purchaser a certificate of a senior officer
    of the Vendor, dated as of the Closing Date, stating that the representations and warranties
    contained in Section 7.1 are true and correct as at the Closing Date;

             (d) each of the Key Employees shall by the Closing Date have accepted the employment offer made to him by the Purchaser pursuant to
    Section 3.4, and have entered into a written agreement
                           confirming such acceptance;

             (e)          Reginald Worsley shall by the
    Closing Date have accepted a consulting position with the
                           Purchaser, on terms satisfactory
    to the Purchaser, and have entered into a written agreement confirming such acceptance;

             (f)          the Vendor shall on the Closing
Date have provided the Purchaser with a written
                           consent and authorization to use
the name "Barber", together with an undertaking
                           to (i) proceed immediately to
file Articles of Amendment changing the Vendor's
                           name to a name not involving the
word "Barber", (ii) cause its parent, Weatherford
                           Enterra Canada Ltd., to change
the name of its Cherco-Barber Division to a name
                           not involving the word "Barber"
within one year of the Closing Date, and (iii)

cause any other affiliates that use the name "Barber" to discontinue the use of that name as of the Closing Date;

             (g)         the Vendor shall by the Closing
     Date have received all governmental, regulatory
                          and third party consents and
     approvals required to be obtained by it in connection
                          with the sale of the Business
     Assets to the Purchaser pursuant hereto (including,
                          without limitation, any consents
     of a material nature required to be obtained under
                          the terms of Material Contracts
     prior to the assignment thereof), and the Purchaser
                          shall by the Closing Date have
     received all governmental and regulatory consents
                          and approvals required to be
     obtained by it in connection with the purchase of the
                          Business Assets from the Vendor
     pursuant hereto;

             (h)         the parties' Closing estimate of
     the Closing Net Worth as determined in accordance
                           with Section 5.4 shall be at
     least $10,524,000;

             (I)          the composition and mix of the
Vendor's operating assets and liabilities related to
                           the Business shall be
substantially the same on the Closing Date as disclosed in
                           the balance sheet forming part of
the July 31, 1995 Financial Statements;

             (j) the net sales attributable to the Business, as determined in accordance with the
                          Vendor's usual accounting
principles and practices (modified, if necessary, to the
                           extent required to remedy any
inconsistencies with GAAP), shall (i) have been at
                           least $23.5 million for the
twelve months ended July 31, 1995, and (ii) on the
                           basis of actual financial results
as at October 31, 1995, be projected to be at least
                           $23.4 million for the twelve
months ended December 31, 1995; and

             (k)          the net income of the Business
     (determined without taking into account any
                           extraordinary or non-recurring
     items, any interest, portfolio or investment income,
                           or any items of income or expense
     not relating to the Business), plus all depreciation,
                           interest expense and income Tax
     amounts deducted in calculating such net income, all
                           as determined in accordance with
     the Vendor's usual accounting principles and practices
                           (modified, if necessary, to the
     extent required to remedy any inconsistencies with
     GAAP),
                           shall (i) have been at least $3.9
     million for the twelve months ended July 31, 1995, and
                           (ii) on the basis of actual
     financial results as at October 31, 1995, be projected to be at least $3.53 million for the
     twelve months ended December 31, 1995.

The foregoing conditions shall be for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, and the non-satisfaction of such condition or conditions is materially adverse to the Purchaser in the context of the transaction as a whole, the Purchaser shall be entitled to terminate this Agreement by notice in writing given to the Vendor on the Closing Date.



6.5                      Vendor's Conditions Precedent

         The following shall be conditions precedent to the Vendor's obligation to complete the sale contemplated by this Agreement:

             (a)          the Purchaser shall between the
date hereof and the Closing Date have complied
                           in all material respects with its
covenants under Articles 3, 4 and 5 and
                           Section 6.3;

             (b)          the Purchaser's representations
    and warranties contained in Section 7.4 shall be true and correct as at the date
                           hereof and as at the Closing
    Date, the Vendor shall not at the Closing Date be aware of any facts indicating to
                           the contrary, and the Purchaser
    shall on the Closing Date have delivered to the Vendor a certificate of a senior
                           officer of the Purchaser, dated
    as of the Closing Date, stating that the representations and warranties contained
                           in Section 7.4 were true and
    correct as at the date hereof and are true and correct as at the Closing
                           Date; and

             (c)          the Vendor shall by the Closing
Date have received all governmental, regulatory and third party consents and approvals required
to be obtained by it in connection with the sale of the Business
                           Assets to the Purchaser pursuant
hereto, (including, without limitation, any consents of a material nature required to be obtained
under the terms of Material Contracts prior to the assignment thereof) and the Purchaser shall
by the Closing Date have received all governmental and regulatory consents and approvals required
to be obtained by it in connection with the purchase of the
                           Business Assets from the Vendor
pursuant hereto.

The foregoing conditions shall be for the sole benefit of the Vendor and may be waived in whole or in part by the Vendor in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, and the non-satisfaction of such condition or conditions is materially adverse to the Vendor in the context of the transaction as a whole, the Vendor shall be entitled to terminate this Agreement by notice in writing given to the Purchaser on the Closing Date.

6.6                      Interim Statement of Adjustments

         The parties shall detail the components of the Closing Payment in an interim statement of adjustments to be signed by the Vendor and the Purchaser at Closing. The Vendor shall prepare a draft of such interim statement of adjustments and provide the Purchaser with a copy of the same at least three Business Days before the Closing Date, and such draft shall be used as the basis for the generation of the interim statement of adjustments to be tabled at Closing. The parties acknowledge that the Closing Payment will be made in U.S. funds and that the amount of the Closing Payment in U.S. funds shall be calculated by converting the Closing Payment from Canadian dollars to U.S. dollars at the noon day exchange rate quoted by the Bank of Canada on the day before Closing.

6.7                      Possession and Risk

                           Possession and risk of the
Business Assets shall pass to the Purchaser upon completion of Closing.

6.8                      Assumption of obligations

If the purchase and sale contemplated hereby is completed, the Purchaser shall upon completion of Closing, without requirement of any further documentation or acknowledgement, assume full and several responsibility and liability for the due payment and satisfaction of:

             (a) all of the Vendor's trade and other accounts payable (including, without limitation, accrued obligations in respect of goods,
services and benefits provided but not yet invoiced) relating to the Business or any Business
Assets and remaining outstanding at the time of Closing, other than any such accounts payable not
taken into account in the determination of the Closing Net
                          Worth;

             (b)         the Outstanding Capital Expenditure
Obligations;

             (c)         the Employee obligations described
in subsections 3.4(a) and (b);

             (d)         without limiting the generality of
Section 6.7, all obligations and liabilities of any
                           nature (other than Excluded
Obligations, which, by definition, includes
                           obligations and liabilities on
the part of the Vendor in respect of any breach of any
                           agreement by the Vendor) accruing
under or in respect of the Material Contracts
                           (including, without limitation,
the Union Contract), the Assignable Authorizations, the
                           Pension Plan, the Benefits Plan
or any other agreement or arrangement forming part
                           of the Business Assets, or
otherwise accruing in respect of any of the Business
                           Assets, at any time after the
time of completion of Closing; and

             (e)          subject to the provisions of
subsection 8.1(a), and except as otherwise provided by
                           virtue of clauses (vi) and (ix)
of the definition of Excluded Obligations, any loss,
                           damage or injury of any nature
suffered or incurred by, or any claim asserted by,
                           any person whatsoever in
connection with any use or application of any of the
                           Business Assets at any time
following Closing, whether arising as a result of
                           defects or deficiencies in design
or workmanship, or otherwise.

6.9                      Excluded Obligations

         Nothing in this Agreement shall be construed as rendering the Purchaser liable for any of the Vendor's obligations in respect of any of the Excluded Obligations.

6.10                     Vendor's Records

         The Vendor shall be entitled to retain copies of all such Vendor's Records as it may reasonably expect to require the use of, and following Closing the Purchaser shall, at reasonable times and upon reasonable notice, provide the Vendor and its agents with access to such of the Vendor's Records and the Employees as the Vendor may from time to time reasonably request access to for purposes of obtaining or confirming information relevant to any matter or thing occurring prior to Closing.

6.11                     Lev-O-Matic Trademark

         Forthwith following Closing the Vendor shall cause the Lev-O-Matic trademark referred to in paragraph 5 of Schedule "N" to be registered in the name of the Vendor and immediately thereafter transferred to the Purchaser, and shall cause the mortgage of Bank of Nova Scotia on the Owned Real Property registered at the Corporate Registry Office of the Registrar of Corporations for the Province of Alberta to be discharged and released.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1                      Vendor's Representations

                          The Vendor represents and warrants
to the Purchaser that, except for Acknowledged Matters:

             (a)         the Vendor is a corporation duly
    incorporated and validly subsisting under the laws of the
                          Province of Alberta, with full
    capacity and authority to sell and convey the Business
    Assets,
                          and to otherwise transact the
    affairs contemplated by this Agreement, in accordance with the provisions hereof;

             (b) the Vendor has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, and will at the
    Closing Date have taken all corporate actions necessary to authorize and complete the sale
    and conveyance of the Business Assets in accordance with the provisions hereof, and this
    Agreement has been validly executed and delivered, and it and all other documents executed and
    delivered by or on behalf of the Vendor pursuant hereto shall constitute legal, valid and
    binding obligations of the Vendor enforceable in accordance with their respective terms  and
    conditions;

             (c)          completion of the sale and
    conveyance of the Business Assets in accordance with the provisions of this Agreement will not
    constitute a default under, or be in contravention or breach of any agreement or instrument to which
    the Vendor is a party, or by which it is bound, or any
                           judgment, decree, order, law,
    statute, rule or regulation applicable to the Vendor;

             (d)          the Vendor has good and marketable
    title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign
and deliver the Owned Equipment, the Owned Real


                         Property, the Office Assets, the
Inventory and all Intellectual Property Rights owned by the
                         Vendor, and such Business Assets
will at Closing be free and clear of any liens,
                          encumbrances, security interests
or third party rights or claims of any nature whatsoever,
                          other than Permitted Encumbrances;

             (e)         subject only to consent
requirements and restrictions contained in the Material
Contracts
                          and the instruments giving rise to
the Intellectual Property Rights, the Vendor is entitled
                          to convey and assign the Material
Contracts, the Intellectual Property Rights and the
                          Assigned Receivables to the
Purchaser, and such Business Assets will at Closing be free
                          and clear of any liens,
encumbrances, security interests or third party rights or claims of any nature whatsoever, other than
Permitted Encumbrances;

             (f) Schedule "A" sets forth a complete and accurate list of all of the Operating Equipment other than (i) equipment ancillary
to and materials associated with the Operating
                          Equipment and (ii) items acquired
by the Vendor in the ordinary course of business
                           between December 31, 1995 and the
Closing Date (and the Vendor will identify in writing
                           to the Purchaser, prior to
Closing, each item so acquired which has a market value or
                           book value of $30,000 or more);

             (g)         Part II of Schedule "A" lists all
of the lease and rental agreements pursuant to which the
                          Vendor holds any leased Operating
Equipment used in connection with the Business and
                           the Vendor has delivered or made
available to the Purchaser true, correct and complete
                           copies of the Equipment Leases;

             (h) Part II of Schedule "B" lists all of the lease and rental agreements pursuant to which the
                          Vendor holds any leased real
property used in connection with the Business and includes
                          complete and accurate descriptions
of such leased real property and the Vendor has
                          delivered or made available to the
Purchaser true, correct and complete copies of the Real
                          Property Leases;

              (i)        Schedule "C" contains a complete
and accurate list of the Material Contracts of all types
                          whatsoever, other than those set
out in any other Schedule, and the Vendor has delivered
                          or made available to the Purchaser
true, correct and complete copies of all written Material
                          Contracts and a written
description of each oral Material Contract;

             (j)          to the best of the Vendor's
knowledge, the Material Contracts and Assignable
                          Authorizations are all in good
standing, the Vendor has not in any material respect
                          breached any of the material terms
thereof, and the Vendor has not received any
                          notice of default or of any
intention to terminate any of the Material Contracts or
                          Assignable Authorizations;

             (k)         for the five (5) years immediately
    preceding the Closing Date, the Vendor has maintained
                          insurance coverage on its
    operations and insurable Business Assets in accordance with industry and business practices;


             (l)         Schedule "E" is a complete and
accurate list of all of the Intellectual Property
                         Rights and none of the Intellectual
Property Rights are the subject of any pending
                         adverse claim or, to the best of
the Vendor's knowledge, any threatened claim of
                         infringement, and to the best of
the Vendor's knowledge, the products the Vendor
                         manufactures, produces or sells in
connection with the Business do not, and any
                         process, method, part, design or
material the Vendor employs does not, infringe
                         any intellectual property of any
other person;

             (m) the Financial Statements accurately, completely and fairly present the assets, liabilities and financial position
     of the Business, and the results of its operations, as
                          of the respective dates thereof in
     conformity with GAAP and the past accounting
                          practice of the Vendor,
     consistently applied during the periods presented, except as otherwise noted, and, except as
     otherwise noted:

                          (i)        the Financial
Statements make full and adequate disclosure of, and provision for, all material
obligations and liabilities of the Vendor related to the Business, the Business Assets
and the Assumed Obligations, as of the dates presented, to
                                      the extent required by
GAAP and the Vendor's past accounting practices, and

                         (ii)         to the best of the
     Vendor's knowledge, except as set forth in the Financial
                                       Statements, there are
     no liabilities, debts, claims or obligations of the kinds
                                       normally recorded in
     financial statements prepared in conformity with GAAP
                                       and the past
     accounting practices of the Vendor, whether accrued, absolute, contingent or
     otherwise, which could have a material adverse effect on the
                                       Business or Business
     Assets;

             (n)         since July 31, 1995:

                         (i)           the Business and all
other activities of the Vendor have been carried on in
                                        the ordinary and
normal course, and

                         (ii)          there has not been
    any material adverse change in the Business, or any material damage, destruction,
    loss or change (whether or not covered by insurance)
                                         adversely affecting
    the Business or the Business Assets in any material way in the context of the
    Business and Business Assets as a whole;

             (o) except for Reginald Worsley, who is not for purposes of this Agreement considered an
                          Employee, Schedule"D" constitutes
a complete listing of the Vendor's employees and
                          their respective salaries or wage
rates, dates of hire and benefits and bonus arrangements;

             (p) the Pension Plan and Benefits Plan have each been established, maintained and administered in all material
respects in accordance with their respective governing
                          documents and Applicable Law, and:


                         (i)           as of December 31,
1995, the Vendor's contributions to the Pension Plan were
                                        fully paid up and
the Vendor had no unfunded past service liability to the Benefits
                                        Plan, calculated in
accordance with the financial account method employed by the carrier, The Great-
West Life Assurance Company, or to the Pension Plan,

                         (ii)          neither the Pension
Plan nor the Benefits Plan presently provides any post-retirement medical or life
insurance benefits for which the Purchaser would have any obligation to make any
contribution upon or following the retirement of a beneficiary thereof,
                                       and

                         (iii)         except for the
Pension Plan, the Benefits Plan and as otherwise noted in
                                        Schedule "D", the
Vendor does not have any pension, profit sharing, retirement, bonus, deferred
compensation, stock option or stock appreciation rights plan, arrangement or
practice, or any medical (including retiree medical) or severance pay plan, affecting
one or more Employees, and does not have any commitment to
                                        create any such
plan, arrangement or practice or additional benefits above those currently enjoyed by
the Employees;

             (q)         to the best of the Vendor's
     knowledge, the Business has in all material respects been
                          conducted, and the Operating
     Equipment, Real Property and Inventory have, while owned by the Vendor, in all material
     respects been maintained and utilized in accordance with accepted industry practices, Applicable
     Laws and the terms and conditions of the agreements relating thereto;

             (r)         without limiting the generality of
subsection 7.1(q), the Vendor is not in breach of any
                         Applicable Law that would have a
material adverse effect on the Business or the Business
                         Assets in the context of the
Business or Business Assets as a whole;

             (s) to the best of Vendor's knowledge, no work stoppage or other labour dispute in respect of the Vendor's Business is pending
or threatened, and, to the best of Vendor's knowledge,
                          no application for certification
of a new collective bargaining agent is pending or threatened and, to the best of Vendor's
knowledge, no facts or circumstances exist which could provide the basis for any work stoppage or
other labour dispute;

             (t)         the Vendor is not a party or
subject to any action, suit or other legal, administrative, criminal or arbitration proceeding or
governmental investigation, actual, or to the best of the Vendor's knowledge, threatened, including
any such action relating to or arising from products liability,
                          Environmental Deficiencies or the
acts or omissions of the trustee or carrier of the Pension
                          Plan or Benefits Plan, which might
reasonably be expected to result in any liability on the
                          part of the Purchaser, or in any
material impairment or loss of the Business or the Business
                          Assets;


             (u)         there has not been any accident,
happening or event within the five (5) years
                          immediately preceding the Closing
Date involving claims or threatened claims,
                          in writing, in excess of $20,000
in respect of alleged material defects in the design,
                          manufacture, materials or
workmanship, including without limitation, any alleged
                          future to warn or any alleged
breach of express or implied warranties, with respect
                          to a product designed or
manufactured by or on behalf of the Vendor;

             (v)         to the best of the Vendor's
    knowledge, there are no material defects in design,
                          manufacture, materials or
    workmanship, including, without limitation, any failure to warn, or any breach of express or
    implied warranties which involve any product
                          designed, manufactured, shipped,
    sold or delivered by or on behalf of the Vendor and,
                          to the best of the Vendor's
    knowledge, there has not been any product recall, rework or post-sale warning or similar
    action (collectively "Recalls") conducted with respect to any product designed, manufactured,
    shipped, sold or delivered by or on behalf of the
                         Vendor, or any investigation or
    consideration of or decision made by the Vendor
                          concerning whether or not to
    undertake any Recalls;

             (w)         to the best of the Vendor's
    knowledge, there are no Environmental Deficiencies other
                           than the outstanding issues of
    potential concern disclosed in the ENSR Report which
                           may be Environmental
    Deficiencies;

             (x)         without limiting the generality of
    subsection (w), except for the outstanding issues of
                           potential concern disclosed in
    the ENSR Report:

                         (i)           to the best of the
Vendor's knowledge, there is no asbestos, asbestos-containing materials or
underground storage tanks or related piping located at, in, on or under the Owned Real
Property or any other real estate presently leased or used
                                        by the Vendor in the
Business, that is required to be removed or remediated
                                        under Environmental
Law,

                         (ii)           the Vendor has
    obtained all material licences, permits and other governmental and regulatory
    authorizations required under Environmental Law in order to lawfully operate
    the Business, and, to the best of the Vendor's knowledge, all such licences,
    permits and authorizations are in full force and effect,

                         (iii)          to the best of the
    Vendor's knowledge, the Vendor has complied in all material respects with all
    of the material terms and conditions of the licences, permits and authorizations
    referred to in clause (ii) of this subsection, and has complied in all material
    respects with all Environmental Laws,

                         (iv)           to the best of the
    Vendor's knowledge, there have been no releases of the kind contemplated by
    clause (i) of the definition of Environmental
    Deficiency,

                         (v)           to the best of the
Vendor's knowledge, except for Permitted Encumbrances,
                                         there are no liens
against the Business or any of the Business Assets under
                                         any Environmental
Law, and

                         (vi)          to the best of the
Vendor's knowledge, no notice or other filing, consent or
                                         approval is
required under any Environmental Law as a prerequisite to the completion of the
sale of the Business Assets pursuant to this Agreement;

             (y)         the Vendor has delivered or made
     available to the Purchaser, true, correct and complete
                          copies of any reports, studies,
     assessments, analyses, evaluations, tests or monitoring results prepared by the Vendor or by a
     third party on behalf of the Vendor in respect of the
                          compliance or non-compliance of
     the Business with Environmental Laws;

             (z)         the Vendor has not paid and will
not become obligated to pay any fee or commission to any
                          broker, finder, investment banker
or other intermediary in connection with the transactions
                          contemplated by this Agreement,
other than fees payable to Simmons & Company
                          International;

             (aa)        the Vendor is not aware of any
     material information particular to the Business or the
                           Business Assets that is not
     contained in the Vendor's Records;

             (bb)        the Vendor is not a non-resident of
     Canada for the purposes of Section 116 of the Income
                           Tax Act (Canada); and

             (cc)        the Purchaser will not become
     liable for any of the Vendor's Taxes of the kind contemplated by clause (i) of the definition
     of Excluded Obligations as a result of the consummation of the transactions contemplated herein.

7.2                      Limitation

          Except as otherwise expressly set forth in Section
7.1 the Vendor makes no representations or warranties of any nature whatsoever with respect to the Business Assets, and, in particular, the Vendor makes no representation or warranty, express or implied, statutory or otherwise, as to the utility, quality, merchantability or fitness of the Business Assets for any particular purpose or use, other than as expressly set forth in Section 7.1, and the Purchaser expressly acknowledges and agrees that it is being given full opportunity to inspect and examine the Business Assets, and is purchasing the same without right or recourse against the Vendor for any defect or deficiency of any nature therein, except insofar as the existence or non-disclosure of such defect or deficiency constitutes either Vendor's fraud or a breach or failure of a representation and warranty expressly given in Section 7.1, and except insofar as the Vendor has agreed to remain responsible for product liability claims of the kind described in clause (ix) of the definition of Excluded Obligations.


7.3                      Acknowledged Matters

          The Purchaser acknowledges that it is aware of the Acknowledged Matters, that it has taken them into account in setting the Base Price, and that each of the representations and warranties of the Vendor set forth in Section 7.1 is expressly subject to the Acknowledged Matters. The Purchaser's acknowledgement of the Acknowledged Matters shall not prevent the Purchaser from exercising its rights under Section 9.3 with respect to any problematic Assigned Receivables that might be noted as Acknowledged Matters, or from exercising its rights to seek indemnification from the Vendor pursuant to Article 8 for the Vendor's non-performance of any of its covenants or obligations under
Section 6.11, Section 8.5 or Section 8.6.

7.4                      Disclosure to Vendor

          If at any time on or before the Closing Date the Purchaser becomes aware of any matter the occurrence or existence of which would render any of the Vendor's representations and warranties in Section 7.1 untrue, and if the Vendor does not appear to be aware of such matter, the Purchaser shall notify the Vendor of such matter as soon as reasonably practicable. The disclosure of any such matter to the Vendor prior to the Closing Date shall not prejudice or limit any of the Purchaser's rights with respect thereto under this Agreement (including the right to rely on the representations, warranties and indemnities of the Vendor and to seek damages in respect of any breach or failure thereof), but the failure of the Purchaser to disclose any such matter to the Vendor prior to the Closing Date shall preclude the Purchaser from seeking recourse against the Vendor in respect of such matter at any time thereafter.

7.5                    Purchaser's Representations

                         The Purchaser represents and
warrants to the Vendor that:

             (a) the Purchaser is a corporation duly incorporated and validly subsisting under the laws of the
                          Province of Alberta, with full
capacity and authority to purchase the Business Assets, and to otherwise transact the affairs
contemplated by this Agreement, in accordance with the
                          provisions hereof;

             (b)         the Purchaser has taken all
     corporate actions necessary to authorize the execution and delivery of this Agreement and will at the
     Closing Date have taken all corporate actions necessary to authorize and complete the
     purchase of the Business Assets in accordance with the provisions hereof, and this Agreement has
     been validly executed and delivered, and it and all other
                          documents executed and delivered
     by or on behalf of the Purchaser pursuant hereto shall
                          constitute legal, valid and
     binding obligations of the Purchaser enforceable in accordance with their respective terms and
     conditions; and

             (c)         completion of the purchase of the
Business Assets in accordance with the provisions of this
                         Agreement will not constitute a
default under, or be in contravention or breach of, any
                         agreement or instrument to which
the Purchaser

                         is a party, or by which it is
bound, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

ARTICLE 8
LIABILITY AND INDEMNIFICATION



8.1                      Vendor Liability and
Indemnification

                          Subject to the provisions of
Sections 7.4 and 8.3:

             (a) the Vendor shall be liable to the Purchaser for, and shall indemnify the Purchaser from and against, any and all
     liability, loss, costs, claims or damages of any nature
     (including,
                          without limitation, legal costs on
     a solicitor/client basis) suffered or incurred by the
                          Purchaser (whether directly or by
     virtue of any third party claim) as a result of any
                          occurrence, matter or thing the
     occurrence, existence or non-disclosure of which
                          constitutes or gives rise to a
     breach or failure of any representation, warranty, covenant, agreement or other obligation of
     the Vendor hereunder; and

             (b) provided that the purchase and sale contemplated hereby is completed, the Vendor shall indemnify the Purchaser from and
against any and all liability, loss, costs, claims or
                          damages of any nature (including,
without limitation, legal costs on a solicitor/client basis)
                          suffered or incurred by the
Purchaser (whether directly or by virtue of any third party
                          claim) in connection with any of
the Excluded Obligations.

8.2                      Purchaser Liability and
Indemnification

                          Subject to the provisions of
Section 8.3:

             (a)         the Purchaser shall be liable to
the Vendor for, and shall indemnify the Vendor from and
                          against, any and all liability,
loss, costs, claims or damages of any nature (including,
                          without limitation, legal costs on
a solicitor/client basis) suffered or incurred by the Vendor
                          (whether directly or by virtue of
any third party claim) as a result of any occurrence, matter or thing the occurrence, existence
or non-disclosure of which constitutes or gives rise to a
                          breach or failure of any
representation, warranty, covenant, agreement or other obligation of the Purchaser hereunder; and

             (b) provided that the purchase and sale contemplated hereby is completed, the Purchaser shall be liable to the Vendor for, and
shall indemnify the Vendor from and against, any and all
                          liability, loss, costs, claims or
damages of any nature (including, without limitation, and
                          legal costs on a solicitor/client
basis) suffered or incurred by the Vendor (whether directly
                          or by virtue of any third party
claim) (i) as a result of any occurrence, matter or thing
                          pertaining to the Business or the


                          Business Assets and arising or
occurring subsequent to the Closing Date, or (ii) in
                          connection with any of the Assumed
Obligations.

8.3                      Limitations

         Notwithstanding the provisions of Sections 8.1,
8.2 and 8.4, and notwithstanding any statutory or regulatory provision, principle of law or rule of equity to the contrary:

             (a) neither party shall be entitled to maintain a claim against the other party in respect of any liability, loss, costs, claims or
damages of any nature suffered or incurred by the injured party as a result of its own negligence
or wilful misconduct, or that of its employees, agents or
                          contractors, or as a result of any
occurrence, matter or thing the occurrence, existence or
                          non-disclosure of which
constitutes a breach or failure of any representation, warranty, covenant or other obligation of
the injured party hereunder;

             (b)         except in the case of a matter
involving fraud on the part of the Vendor, the Purchaser shall not be entitled to initiate,
maintain or enforce any claim against the Vendor in respect of any matter related to this Agreement
or the subject matter hereof, whether asserted under this
                          Agreement or otherwise, unless:

                         (i)           in the case of a
claim relating to a representation and warranty in respect of the
                                       Vendor's title to any
of the Business Assets, the Purchaser shall within ten years of the Closing Date have
given the Vendor notice in writing of such claim, including
                                       full particulars of
    the basis therefor,

                         (ii)          in the case of a
    claim relating to a representation and warranty in respect of Taxes,
                                        Environmental
    Deficiencies, product liability, the Pension Plan, the Benefits Plan or
                                        Employee benefits
    generally, the Purchaser shall within four years of the Closing
                                        Date have given the
    Vendor notice in writing of such claim, including full particulars of the basis
    therefor, or

                         (iii)         in any other case,
    the Purchaser shall within two years of the Closing
    Date have given
                                        the Vendor notice in
    writing of such claim, including full particulars of the basis therefor;

             (c)         neither party shall be entitled to
    recover any indirect, consequential or special damages from the other;

             (d)         each party shall be obligated to
    use reasonable efforts to mitigate any liability, loss, costs, claims or damages sustained by it
    in connection with any matter for which the other party
                           may have liability to it;

             (e)         the Purchaser shall not be
    considered to have suffered any loss or damage with respect to any
                          Inventory or warranty claim matter
    unless and until the respective

                          Inventory and warranty claim
reserve amounts taken into account in determining the
                          Closing Net Worth have been
exceeded;

             (f) the Purchaser shall not be entitled to bring any claim against the Vendor unless and until the aggregate amount recoverable
by the Purchaser in respect of all claims that it is
                          entitled to bring against the
Vendor equals or exceeds $100,000; provided, however, that
                          the foregoing limitation shall not
apply with respect to any claim that the Purchaser may
                          have against the Vendor as a
result of any loss or damage being suffered by the Purchaser in connection with either:

                         (i)           the "Rigsaver Device"
engine damage assertions set forth in the October 25, 1995
                                        letter to the Vendor
with respect to such claim, or

                         (ii)          the Vendor's
non-performance of its obligations under Section 6.11,
Section 8.5,
                                        Section 8.6 or
Section 9.3,

                         and any amounts that the Purchaser
is entitled to recover from the Vendor in respect of
                         any such loss or damage shall
accordingly be excluded in determining whether the $100,000
                         threshold contemplated by this
subsection has been equalled or exceeded; and

             (g)        except for matters of the kind
    contemplated by clause (ix) of the definition of Excluded
                         obligations, the Vendor's liability
    to the Purchaser for matters related to this Agreement or the subject matter hereof shall be
    limited to an amount equal to the Purchase Price, and the Vendor shall not under any circumstances
    be liable for any amount, whether alone or in aggregate, in excess of such amount.

8.4                      Environmental Liability

         Notwithstanding that the Vendor's representations and warranties with respect to Environmental Deficiencies speak only to Environmental Deficiencies of which the Vendor has knowledge, the Vendor shall also remain responsible for the remediation of any other Environmental Deficiencies caused by the Vendor; provided, however, that:

             (a)         the Vendor's obligations in this
respect shall be subject to the provisions of Section 8.3;


             (b)         the provisions of Sections 8.6
through 8.9 shall apply with respect to the remediation of any such Environmental Deficiencies;

             (c) subject to Section 8.5, except for expenditures of a capital nature (determined in accordance with
                          GAAP) required by Environmental
Law to be incurred to remediate any Environmental
                          Deficiencies that are of the kind
contemplated by clause (i) of the definition of Environmental
                          Deficiencies, the Vendor shall not
be responsible for, and shall have no liability for, any
                          expenditures of a capital nature


                         (determined in accordance with
GAAP) required to cause the Business Assets or continued
                         operations of the Business to
comply with Environmental Law; and

             (d)         if the state, effect or cost of
     remediation of any such Environmental Deficiency is worsened or otherwise adversely affected by
     any act or omission of the Purchaser or any other person
                          following Closing, the Vendor
     shall not be responsible for, and shall have no liability for, any of the incremental cost or
     liability associated therewith.

8.5                      Environmental Report

         The parties acknowledge that the Purchaser has commissioned an environmental investigation of the Real Property that has resulted in the preparation of the ENSR Report. The ENSR Report describes certain outstanding issues of potential concern which may or may no constitute Environmental Deficiencies, but which the Vendor has nonetheless agreed to remediate or otherwise cure, under this Agreement, as though they were Environmental Deficiencies of which the Purchaser gave the Vendor notice pursuant to Section 8.6, and which the Vendor elected to remediate pursuant to Sections 8.6 and 8.9. The limitation set forth in subsection 8.4(c) shall not apply with respect to the Vendor's obligation to remediate the outstanding issues of potential concern described in the ENSR Report.

8.6                      Environmental Remediation

          If at any time after Closing the Purchaser discovers any Environmental Deficiency for which the Vendor may have any liability or indemnity obligations, having regard to the provisions of Sections 8.3 and 8.4, the Purchaser shall forthwith provide the Vendor with written notice and particulars of such Environmental Deficiency and the basis on which the Purchaser feels that the Vendor may be liable therefor. The Vendor may, upon assessing the Environmental Deficiency, elect to take carriage of the remediation of the Environmental Deficiency by giving notice of such election to the Purchaser within 45 days after receiving the Purchaser's notice (provided that if weather conditions impede the Vendor's ability to properly assess the situation within such period, the Vendor shall be allowed such additional time to respond as it may reasonably require). If the Vendor does not give such notice, the Vendor shall be deemed to have disputed any liability or indemnity obligation for such Environmental Deficiencies.

8.7                      Disputed Responsibility

          If the Vendor disputes its responsibility for the Environmental Deficiency, the Purchaser may proceed to remediate the Environmental Deficiency in accordance with Applicable Law and generally accepted industry practices and standards in the relevant geographic area If a court ultimately determines that the Vendor is liable for the Environmental Deficiency, the Vendor shall be required to indemnify the Purchaser for all liability, loss, costs, claims or damages, including, without limitation, attorney's fees, consultant's fees and costs of investigating and remediating the Environmental Deficiency, subject to the provisions of subsections 8.4(a), (c) and (d). If the Environmental Deficiency is not completely remediated at the time of the
court's determination, the Vendor shall have the right to make the election described in Section 8.6 within 30 days after such determination.

8.8                      Environmental Emergency

         Notwithstanding Section 8.6, the Purchaser shall not be required to wait for the Vendor to make its election under Section 8.6 if the Purchaser makes a good faith determination that the Environmental Deficiency poses an imminent danger to human health oconveyances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the conveyance of the Business Assets to the Purchaser in accordance with the provisions of this Agreement and otherwise to assure the carrying out of the intent and purpose of this Agreement.

10.12                    Waiver

                         No waiver by either party shall be
effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.


10.13                    Non-Merger

          The provisions contained in this Agreement shall survive the Closing and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument issuing pursuant hereto or in connection herewith.

10.14                    Counterpart Execution

          This Agreement may be executed in separate counterparts, and the executed counterparts shall together constitute one instrument and have the same force and effect as if both of the parties had executed the same instrument.

          IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written.

                                     BARBBER INDUSTRIES LTD.

                                     Per:  /s/  Len Galenza

                                     Per:  /s/ John Secrest


                                     662200 ALBERTA LTD.


                                     Per:  /s/ Kathleen Mathews

                                     Per:

